Exhibit 99.1

uVuMobile Explores Strategic Options To Help Fund Its Proprietary Mobile Platform

ATLANTA (Business Wire) - March 8, 2007 - SmartVideo(TM) Technologies, Inc. (OTCBB: SMVD.OB) d/b/a uVuMobile(TM) today announced that it is exploring strategic financing options and is currently seeking an investment banker to assist in its fundraising activities. The Company is also evaluating other growth options such as a strategic investor, an investment by private equity funds, strategic partnerships or business combination.

With the continued rollout of its new interactive mobile platform, Mobilecasting(TM), the Company is seeking additional capital to fund the roll-out of new products and applications for this feature rich, robust mobile technology platform.

Over the past year the Company has seen a lot of changes and faced a few challenges. It has made great operational strides, having introduced a new management team this past summer; enhanced its Board; acquired the management of the mobile platform for SPIN and VIBE magazines, including 10 carrier relationships; and last but certainly not least successfully designed, developed and recently launched a “live” Beta of the Mobilecasting(TM) platform.

Mobilecasting(TM) is an exciting new interactive mobile platform that will provide contextual rich media sources with a way to extend into the mobile space and provide a more enhanced mobile experience for entertainment and information flow. The Company owns the IP (intellectual property) for this technology. This innovative, interactive audio and video-based platform combines groundbreaking technology, robust content, integrated community and mobile commerce features while delivering a “one-of-a-kind” interactive consumer experience. Simply stated, the platform combines several facets of mobile activity into one elegant application. The features include IM (Instant Messaging), Chat, M-Commerce, streamed audio and lite video in an all-in-one solution, reaching about 60% of the handsets in the U.S. today. uVuRadio(TM) is the first of many applications that the Company envisions for this sophisticated technology platform. The Company believes that uVuRadio(TM) will revolutionize the way radio listeners will experience their favorite local radio stations and nationally syndicated programs, on a handset.

“The Board believes that it is in the best interest of all stockholders to undertake the exploration of these strategic options. Although the Company is still in the course of reviewing these options, it is a very important decision and one that is necessary to enable us to take full advantage of the capabilities of our unique technology platform,” said Glenn Singer, Chairman of the Board of smarTVideo(TM).

About smarTVideo(TM) Technologies, Inc. d/b/a uVuMobileTM

In implementing its vision for doing business in the mobile marketplace, the Company plans to offer entertainment brands, carriers, developers, aggregators, distribution partners and other players in the mobile value chain, a full suite of products and platforms including backend media hosting, application development, mobile marketing, messaging, content aggregation, billing, advertising and other services directed towards the mobile business-to-business market.

Capitalizing on the ever-increasing demand by consumers for personalized and interactive entertainment, the Company also enables consumers to obtain their entertainment and media anywhere, anytime to select media-enabled devices with the smarTVideo(TM) subscription service. For additional information, please visit http://www.uVuMobile.com or http://www.smartvideo.com.

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Except for financial information contained in this press release, the matters discussed may consist of forward-looking statements under the Private Securities Litigation Reform Act of 1995. The accuracy of the forward-looking statements, including statements regarding future events or the future financial performance of our company, is necessarily subject to a number of risks and other factors which could cause the actual results to differ materially from those contained in the forward-looking statements. Among such factors including those discussed above are: general business and economic conditions; customer acceptance of and demand for our products; our overall ability to design, test, and introduce new products on a timely basis; and the risk factors listed from time to time in documents on file with the SEC. When used in this release, the words "believes," "estimates," "plans," "expects," "should," "will," "may," "might," "anticipates" or similar expressions as they relate to the company, or its management, are intended to identify forward-looking statements. We, from time to time, become aware of rumors concerning our company or our business. As a matter of policy, we do not comment on rumors. Investors are cautioned that in this age of instant communication and Internet access, it may be important to avoid relying on rumors and unsubstantiated information regarding our company. We comply with federal and state law applicable to disclosure of information concerning our company. Investors may be at significant risk in relying on unsubstantiated information from other sources.